Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
CLICKNSETTLE.COM, INC.
ARTICLE I
Stockholders
     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.
     SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be held at any time upon the call of the Chairman of the Board of Directors, the Chief Executive Officer (“CEO”), the President or a majority of the Board of Directors on such date, at such time and at such place within or without the State of Delaware as stated in the notice. A special meeting of stockholders shall be called by the CEO, the President or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.
     SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at such stockholder’s address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
     SECTION 4. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
     SECTION 5. Organization. The Chairman of the Board of Directors shall act as chairman of all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, any director or officer designated by the Board of Directors or, in the absence of any such designation, any person designated by the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall act as chairman of the meeting.
     The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for the ten (10) calendar days preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.
     SECTION 6. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election.
     Shares of the capital stock of the Corporation belonging to the Corporation shall neither be entitled to vote nor be counted for quorum purposes.
     SECTION 7. Procedure. At each meeting of stockholders, the chairman of the meeting shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the proper conduct of the meeting. Without limiting the foregoing, he or she may:
     (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance;
     (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;
     (c) establish seating arrangements;
     (d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

     (e) make rules governing speeches and debate including time limits and access to microphones. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.
     SECTION 8. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.
     SECTION 9. Action by Consent in Lieu of a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of stockholders of such stockholders, may be taken without a meeting, without prior written notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE II
Board of Directors
     SECTION 1. Number of Directors, Term of Office, Place of Meetings. The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors of the Company shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at an annual meeting of stockholders, and each shall serve (subject to the provisions of Sections 10, 11, and 12 of this Article) until the next succeeding annual meeting of stockholders and until a respective successor has been elected and qualified. The Board of Directors may hold its meetings in such place or places within or without the State of Delaware as the Board of Directors from time to time shall determine.
     SECTION 2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board from time to time by resolution shall determine.

     SECTION 3. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or by a majority of the Directors then in office.
     Notice of the day, hour and place of holding of each special meeting shall be given (i) by mailing the same at least five (5) calendar days before the meeting or (ii) by causing the same to be transmitted by telecopier, telegraph, cable, overnight courier, or personal service (A) at least twenty-four (24) hours before the meeting or (B) in the case of a meeting held in accordance with Section 7 of this Article II, at least six (6) hours before the meeting, in each case to each Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting without specification of such business in the notice.
     SECTION 4. Quorum. A majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business, and, except as otherwise provided in the Certificate of Incorporation, the vote of the majority of the Directors at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.
     SECTION 5. Organization. The Chairman of the Board shall be elected by a majority of the Board of Directors and shall serve until removed from such position by a majority of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman, any person selected by a majority of the Board of Directors shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Directors, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     SECTION 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     SECTION 7. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
     SECTION 8. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.
     SECTION 9. Compensation. For their services as Directors or as members of committees, every Director shall receive such compensation, attendance fees and other allowances as determined by resolution of the Board of Directors.
     SECTION 10. Resignations. Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the CEO, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.
     SECTION 11. Removals. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors. In addition, any Director may be removed, with or without cause, by a vote of the majority of the Board of Directors.
     SECTION 12. Vacancies. Any vacancy on the Board of Directors through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or by the stockholders, and, subject to the provisions of this Article II, the person so chosen shall hold office until his successor shall have been elected and qualified or for the unexpired term of his predecessor.
ARTICLE III
Officers
     SECTION 1. Officers. The officers of the Corporation shall be a CEO, President, one or more Vice Presidents, a Chief Financial Officer (“CFO”), a Secretary, and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 2 of this Article III. The CEO, the President, one or more Vice Presidents, the CFO, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders unless otherwise provided by contract or by the majority of the Board of Directors. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any number of offices may be held by the same person. Officers may, but need not, be Directors.
     All officers shall be subject to removal, with or without cause, at any time by a vote of not less than a majority of the entire Board of Directors or by unanimous written consent of the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any vacancy caused by the death of any officer, his or her resignation, his or her removal, or otherwise, may be filled by a majority of the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors for the unexpired term of his predecessor (unless such term is determined by contract).
     The officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors, or the CEO or as shall be confirmed or required by law or these By-Laws or as shall be incidental to the office.
     SECTION 2. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including Assistant Treasurers and Assistant Secretaries, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the CEO or as shall be conferred or required by law or these By-Laws or as shall be incidental to the office.
ARTICLE IV
Stock, Seal and Fiscal Year
     SECTION 1. Certificates. The shares of stock the Corporation shall be represented by certificates, each of which shall represent and certify the number and class (and series, if appropriate) of shares of stock represented by such certificate in the Corporation; provided, that the Board of Directors may adopt a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the CEO or the President or a Vice President, together with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Transfer of Shares and Regulations. Shares of stock of the Corporation shall be transferred on the books of the Corporation (i) in the case of certificated shares, by the record holder thereof, in person or by such holder’s attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as otherwise required by law or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder thereof or by such person’s duly authorized attorney lawfully constituted in writing, and upon payment of all necessary taxes and compliance with appropriate procedures for transferring shares of stock in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     The Board of Directors, the CEO, the President or the Secretary shall have power and authority to make such rules and regulations as it or such officer may deem expedient concerning the issue, transfer, registration, cancellation or replacement of certificates for shares of stock of the Corporation.
     SECTION 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof (or to express consent to corporate action in writing in lieu of a meeting), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.
     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.
     SECTION 5. Corporate Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall have custody of the seal, but he or she may authorize others to keep and use a duplicate seal.
     SECTION 6. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.
     SECTION 7. Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate, certificates, or uncertificated shares representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates or uncertificated shares, and such requirement may be general or confined to specific instances.
ARTICLE V
Miscellaneous Provisions
     SECTION 1. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 2. Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board of Directors, the CEO, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the CEO, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The CEO, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

ARTICLE VI
Amendments
     SECTION 1. Amendments. The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors. Such power to adopt, amend or repeal the By-Laws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend and repeal the By-Laws.

SIGNATURE PAGE
TO
AMENDED AND RESTATED
BY-LAWS
OF
CLICKNSETTLE.COM, INC.
Dated: January 31, 2008

/s/ Noah M. Silver
Noah M. Silver, Secretary